Exhibit 99.1

Countrywide:

MEDIA CONTACT: (800) 796-8448
EMAIL: pressroom@countrywide.com
INVESTOR CONTACT: (818) 225-3550 David Bigelow or Lisa Riordan

Bank of America:

INVESTOR CONTACTS
Kevin Stitt: (704) 386.5667
Lee McEntire: (704) 388.6780
Leyla Pakzad: (704) 386.2024

MEDIA CONTACT:

Scott Silvestri: 1.704.604.8567
scott.silvestri@bankofamerica.com

COUNTRYWIDE RECEIVES $2 BILLION STRATEGIC EQUITY INVESTMENT FROM BANK OF AMERICA

CALABASAS, CA (August 22, 2007) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider and the leading mortgage lender and servicer in the U.S. announced today that it has received a $2 billion strategic equity investment from Bank of America (NYSE: BAC). The transaction was completed and funded today.

“Bank of America, with $1.5 trillion in assets, has the largest retail banking franchise in the U.S. and is one of the most respected companies in the world,” said Angelo R. Mozilo, chairman and chief executive officer of Countrywide. “Bank of America’s investment in Countrywide represents a vote of confidence and strengthens our balance sheet, enabling us to position Countrywide for future growth and success,” added Mr. Mozilo. “This transaction benefits all of Countrywide’s constituents, including investors, shareholders, mortgage customers, deposit holders, business partners and employees,” concluded Mr. Mozilo.

"We believe that in the current turmoil the stock market has been underestimating the value in Countrywide's operations and assets," said Kenneth D. Lewis, Bank of America chairman and chief executive officer. “This investment reflects our confidence in their business and recognizes the importance of the company in providing home financing across the country. We

Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com

hope this investment will be a step toward a return to a more normal liquidity in the mortgage markets. Countrywide has a strong mortgage origination business and it services the mortgages of one in seven American households.”

Bank of America has invested $2 billion in the form of a non-voting convertible preferred security yielding 7.25 percent annually. The security can be converted into common stock at $18 per share, with resulting shares subject to restrictions on trading for 18 months after conversion.

The agreement between the parties is subject to customary standstill restrictions prohibiting the acquisition of beneficial ownership of additional voting securities of Countrywide.

Goldman Sachs & Co. acted as financial advisor to Countrywide and Wachtell, Lipton, Rosen & Katz served as legal advisor. Bank of America Securities acted as financial advisor to Bank of America, and Cleary, Gottlieb, Stern & Hamilton served as legal advisors.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide's website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, the Company's future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company's strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

SOURCE Countrywide Financial Corporation

Investor Contact: 1-818-225-3550, David Bigelow or Lisa Riordan, Media Contact: 1-800-796-8448

2

     Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com

About Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving 57 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and award-winning online banking with more than 22 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 175 countries and has relationships with 98 percent of the U.S. Fortune 500 companies and 80 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. www.bankofamerica.com

# # #

3

     Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com